SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                   FORM 8-K/A

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report:

                                  April 6, 2001


                          BEASLEY BROADCAST GROUP, INC.
                          -----------------------------
                          (Exact Name of Registrant as
                              Specified in Charter)


                                     0-29253
                              ---------------------
                              (Commission File No.)


                                   65-0960915
                                  -------------
                                  (IRS Employer
                               Identification No.)


                                    DELAWARE
                          ----------------------------
                          (State or Other Jurisdiction
                                of Incorporation)


                          3033 RIVIERA DRIVE, SUITE 200
                              NAPLES, FLORIDA 34103
                              ---------------------
                              (Address of Principal
                               Executive Offices)


                                 (941) 263-5000
                             -----------------------
                             (Registrant's telephone
                          number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     As of February 1, 2001, Beasley FM Acquisition Corp., an indirect wholly-owned subsidiary of Beasley Broadcast Group, Inc. completed its acquisition of all of the outstanding common stock of Centennial Broadcasting Nevada, Inc. and all of the membership interests in Centennial Broadcasting, LLC. On February 2, 2001, the filing date for the original Form 8-K, it was impracticable for Beasley Broadcast Group, Inc. to provide the financial statements and pro forma financial information required by Item 7(a) and Item 7(b). We are now amending the Form 8-K to provide the required financial statements and pro forma financial information in accordance with Item 7(a)(4) and Item 7(b)(2).

(a)      Financial Statements of Centennial Broadcasting.

o        Independent Auditors' Report of Deloitte & Touche LLP dated April 7,
         2000
o        Independent Auditors' Report of KPMG LLP dated March 22, 2001
o        Combined Balance Sheets as of December 31, 1999 and 2000
o        Combined Statements of Operations for the years ended December 31, 1999 and 2000
o        Combined Statements of Equity for the years ended December 31, 1999 and
         2000
o        Combined Statements of Cash Flows for the years ended December 31, 1999 and 2000
o        Notes to Combined Financial Statements

(b)      Pro Forma Financial Information.

o        Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December
         31, 2000
o Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2000

(c)      Exhibits.

2.1* Equity Interest Purchase Agreement of Centennial Broadcasting Nevada, Inc. and Centennial Broadcasting, LLC, dated June 2, 2000.

2.2** First Amendment to Equity Interest Purchase Agreement of Centennial Broadcasting Nevada, Inc. and Centennial Broadcasting, LLC, dated June 2, 2000.

2.3*** Second Amendment to Equity Interest Purchase Agreement of Centennial Broadcasting Nevada, Inc. and Centennial Broadcasting, LLC, dated June 2, 2000.

99.1***  Press Release regarding Equity Interest Purchase Agreement.

* Incorporated by reference to Beasley Broadcast Group, Inc.'s Current Report on Form 8-K dated June 2, 2000
** Incorporated by reference to Beasley Broadcast Group, Inc.'s Current Report on Form 8-K dated December 13, 2000
*** Incorporated by reference to Beasley Broadcast Group, Inc.'s Current Report on Form 8-K dated January 31, 2001

                          INDEPENDENT AUDITORS' REPORT

Centennial Broadcasting, LLC
Centennial Broadcasting Nevada, Inc.:

     We have audited the accompanying combined balance sheet of Centennial Broadcasting, LLC and Centennial Broadcasting Nevada, Inc. (collectively "Centennial Broadcasting" or the "Company") as of December 31, 1999, and the related combined statements of operations, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Centennial Broadcasting as of December 31, 1999, and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Winston-Salem, North Carolina
April 7, 2000

                          INDEPENDENT AUDITORS' REPORT

Centennial Broadcasting, LLC
Centennial Broadcasting Nevada, Inc.:

     We have audited the accompanying combined balance sheet of Centennial Broadcasting, LLC and Centennial Broadcasting Nevada, Inc. as of December 31, 2000, and the related combined statements of operations, equity and cash flows for the year then ended. These combined financial statements are the responsibility of the management of Centennial Broadcasting, LLC and Centennial Broadcasting Nevada, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Centennial Broadcasting, LLC and Centennial Broadcasting Nevada, Inc. as of December 31, 2000, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Tampa, Florida
March 22, 2001

              CENTENNIAL BROADCASTING, LLC AND
            CENTENNIAL BROADCASTING NEVADA, INC.

                  COMBINED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                   -------------------------------
                                                                       1999               2000
                                                                   ------------       ------------
                                     ASSETS

Current assets:
    Cash and cash equivalents                                      $  1,884,347       $  1,622,989
    Accounts receivable, less allowance for doubtful accounts
      of approximately $143,000 in 1999 and $138,000 in 2000          3,527,395          2,947,119
    Trade sales receivable                                              261,712            135,829
    Prepaid expenses                                                    187,745          1,049,636
                                                                   ------------       ------------
      Total current assets                                            5,861,199          5,755,573
Property and equipment, net                                           4,123,724          3,756,784
Intangibles, net                                                     63,737,471         61,806,005
Other assets                                                             32,714             15,423
                                                                   ------------       ------------
      Total assets                                                 $ 73,755,108       $ 71,333,785
                                                                   ============       ============

                             LIABILITIES AND EQUITY

Current liabilities:
    Current installments of term loan                              $  1,500,000       $  4,750,000
    Accounts payable                                                     92,312             89,611
    Accrued expenses                                                    962,984            602,045
    Trade sales payable                                                  90,775             29,216
                                                                   ------------       ------------
      Total current liabilities                                       2,646,071          5,470,872
Subordinated note payable                                            16,974,966         18,778,306
Revolving line of credit                                              1,500,000          2,500,000
Term loan, less current installments                                 18,500,000         14,500,000
Non-compete agreement                                                 1,237,617            900,085
                                                                   ------------       ------------
      Total liabilities                                              40,858,654         42,149,263
Common stock, no par value, 100,000 shares authorized,
    751 issued and outstanding                                              751                751
Additional paid-in capital                                            8,740,928          8,740,928
Accumulated deficit                                                  (2,155,404)        (2,843,121)
Members' equity                                                      26,310,179         23,285,964
                                                                   ------------       ------------
Total equity                                                         32,896,454         29,184,522
                                                                   ------------       ------------
      Total liabilities and equity                                 $ 73,755,108       $ 71,333,785
                                                                   ============       ============

SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS

                 CENTENNIAL BROADCASTING, LLC AND
               CENTENNIAL BROADCASTING NEVADA, INC.

                COMBINED STATEMENTS OF OPERATIONS

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                          1999               2000
                                                      ------------       ------------
Revenues:
    Broadcasting revenue                              $ 16,765,930       $ 17,841,832
    Non-compete agreement income                           337,532            337,532
                                                      ------------       ------------
      Total operating revenues                          17,103,462         18,179,364
Costs and expenses:
    Program and production                               3,220,903          3,580,249
    Sales and advertising                                6,809,209          6,875,263
    Station general and administrative                   2,292,551          2,553,375
    Corporate general and administrative                 1,064,182          1,229,585
    Depreciation and amortization                        2,479,809          2,531,699
                                                      ------------       ------------
      Total costs and expenses                          15,866,654         16,770,171
                                                      ------------       ------------
        Operating income                                 1,236,808          1,409,193

Other income (expense):
    Interest expense                                    (4,732,876)        (5,168,830)
    Expenses associated with unsuccessful merger          (352,151)           (20,486)
    Other non-operating expenses                                --             (9,448)
    Interest income                                         22,431             58,218
    Other non-operating income                              16,938             19,421
                                                      ------------       ------------
        Net loss                                      $ (3,808,850)      $ (3,711,932)
                                                      ============       ============


SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

                          COMBINED STATEMENTS OF EQUITY

                                                                                                      CENTENNIAL
                                                                                                     BROADCASTING,
                                               CENTENNIAL BROADCASTING NEVADA, INC.                       LLC
                                 --------------------------------------------------------------       -----------
                                         COMMON STOCK
                                 ----------------------------       ADDITIONAL      ACCUMULATED         MEMBERS'             NET
                                    SHARES          AMOUNT       PAID-IN CAPITAL      DEFICIT            EQUITY            EQUITY
                                 -----------      -----------      -----------      -----------       -----------       -----------
Balances at December 31, 1998            750              750        8,730,929       (1,421,803)       27,885,428        35,195,304
Issuance of common stock                   1                1            9,999               --                --            10,000
Capital contributions                     --               --               --               --         1,500,000         1,500,000
Net loss                                  --               --               --         (733,601)       (3,075,249)       (3,808,850)
                                 -----------      -----------      -----------      -----------       -----------       -----------
Balances at December 31, 1999            751              751        8,740,928       (2,155,404)       26,310,179        32,896,454
Net loss                                  --               --               --         (687,717)       (3,024,215)       (3,711,932)
                                 -----------      -----------      -----------      -----------       -----------       -----------
Balances at December 31, 2000            751              751        8,740,928       (2,843,121)       23,285,964        29,184,522
                                 ===========      ===========      ===========      ===========       ===========       ===========

SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS

                  CENTENNIAL BROADCASTING, LLC AND
                CENTENNIAL BROADCASTING NEVADA, INC.

                 COMBINED STATEMENTS OF CASH FLOWS


                                                                     YEAR ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                     1999              2000
                                                                  -----------       -----------
Cash flows from operating activities:
    Net loss                                                      $(3,808,850)      $(3,711,932)
    Adjustments to reconcile net loss to net cash used
      in operating activities:
      Depreciation and amortization                                 2,479,809         2,531,699
      (Gain) loss on sale of property and equipment                   (13,853)           24,909
      Income from non-compete agreement                              (337,532)         (337,532)
      Payment-in-kind interest                                      1,934,966         1,803,340
      Change in operating assets and liabilities:
        (Increase) decrease in receivables                         (1,120,228)          949,884
        Increase in prepaid expenses                                  (26,965)         (861,891)
        (Increase) decrease in other assets                           (16,917)           17,291
        Increase (decrease) in payables and accrued expenses          170,930          (668,924)
                                                                  -----------       -----------
          Net cash used in operating activities                      (738,640)         (253,156)
                                                                  -----------       -----------
Cash flows from investing activities:
    Purchase of property and equipment                               (340,689)         (214,868)
    Proceeds from sale of property and equipment                       28,980                --
    Non-compete agreement                                             (23,333)          (43,334)
                                                                  -----------       -----------
          Net cash used in investing activities                      (335,042)         (258,202)
                                                                  -----------       -----------
Cash flows from financing activities:
    Net borrowings from revolving line of credit                      500,000         1,000,000
    Principal payments on term loan                                        --          (750,000)
    Deferred loan costs                                               (13,490)               --
    Capital contributions                                           1,500,000                --
    Proceeds from issuance of common stock                             10,000                --
                                                                  -----------       -----------
          Net cash provided by financing activities                 1,996,510           250,000
                                                                  -----------       -----------
Net increase in cash and cash equivalents                             922,828          (261,358)
Cash and cash equivalents at beginning of period                      961,519         1,884,347
                                                                  -----------       -----------
Cash and cash equivalents at end of period                        $ 1,884,347       $ 1,622,989
                                                                  ===========       ===========
Cash paid for interest                                            $ 2,670,615       $ 3,365,972
                                                                  ===========       ===========

SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) NATURE OF BUSINESS

    Centennial Broadcasting, consisting of Centennial Broadcasting, LLC and Centennial Broadcasting Nevada, Inc. (collectively the "Company") began operations on March 11, 1997. On February 28, 1998, Centennial Broadcasting Nevada, Inc. transferred its assets to Centennial Broadcasting, LLC in exchange for a 41% equity investment in Centennial Broadcasting, LLC. Net income (loss) allocated to Centennial Broadcasting Nevada, Inc. represents its proportional share of equity of combined income (losses) of Centennial Broadcasting, LLC. Net income (loss) of Centennial Broadcasting, LLC is allocated to the members in accordance with the Amended and Restated Operating Agreement of Centennial Broadcasting, LLC.

    The Company owns and operates radio broadcast stations located in the states of Nevada, Louisiana and Florida. Centennial Broadcasting, LLC operates as a North Carolina Limited Liability Company and its members have limited liability for the obligations or debts of the entity. The entity will cease to exist no later than December 31, 2040.

    On January 1, 2001, the Company distributed all of the assets and liabilities related to the radio stations located in Vero Beach, Florida to the members of Centennial Broadcasting, LLC. The distributed assets totaled approximately $3.1 million and liabilities totaled approximately $2.6 million. Net revenues from these radio stations were approximately $1.5 million for the year ended December 31, 2000.

    On January 31, 2001, all of the outstanding common stock of Centennial Broadcasting Nevada, Inc. and all of the membership interests in Centennial Broadcasting, LLC were sold to Beasley Broadcast Group, Inc., an unrelated entity, for an aggregate purchase price, subject to certain adjustments, of approximately $113.5 million.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) PRINCIPLES OF COMBINATION

    The financial statements include the combined accounts of Centennial Broadcasting, LLC and Centennial Broadcasting Nevada, Inc. after elimination of all significant intercompany balances and transactions. These financial statements have been combined as the entities are commonly controlled.

(b) BROADCASTING REVENUE

    Broadcasting revenue is derived primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the programs and commercial announcements are broadcast. Local and national operating revenues are presented net of agency and representative commissions of approximately $1,936,000 and $571,000, respectively, for the year ended December 31, 1999 and $2,020,000 and $667,000, respectively, for the year ended December 31, 2000.

(c) TRADE (BARTER) REVENUE

    Trade (barter) revenue of approximately $772,000 and $856,000 is included as broadcasting revenue in the combined statement of operations for the years ended December 31, 1999 and 2000, respectively. Trade (barter) expenses of approximately $693,000 and $905,000 are included as costs and expenses in the combined statement of operations for the years ended December 31, 1999 and 2000, respectively. Barter revenue is recorded at the fair market value of the goods or services received and is recognized when advertisements are broadcast. Merchandise or services are charged to operations when received or used.

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)

(d) CASH AND CASH EQUIVALENTS

    Short-term investments having initial maturities of three months or less are considered cash equivalents. As of December 31, 1999 and 2000, the Company's cash account balances held at a commercial bank exceeded the $100,000 federally insured limit.

(e) PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives on the respective assets (generally 5 to 15 years). Expenditures for repair and maintenance are expensed when incurred. Betterments are capitalized. When property or equipment is disposed or retired, the related cost and accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in the statement of operations.

(f) INTANGIBLE ASSETS

    Intangible assets are valued at fair market value at the date of acquisition, less accumulated amortization. FCC licenses and goodwill are amortized using the straight-line method over 40 years. The non-compete agreements are being amortized over five years, which is the term of the agreements. Costs incurred to obtain financing of the radio station acquisitions are being amortized over the term of the related debt. Carrying amounts of intangible assets are regularly reviewed for indications of impairment with consideration given to financial performance and other relevant factors.

(g) LONG-LIVED ASSETS

    The Company assesses the recoverability of intangibles and other long-lived assets on an ongoing basis based on estimates of related future undiscounted cash flows compared to net book value. If the future undiscounted cash flow estimate is less than net book value, the net book value is reduced to the estimated fair value. The Company also evaluates the amortization and depreciation periods of intangibles and other long-lived assets to determine whether events or circumstances warrant revised estimates of useful lives.

(h) ADVERTISING COSTS

    The Company incurs various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred and totaled approximately $956,000 and $478,000 for the years ended December 31, 1999 and 2000, respectively.

(i) INCOME TAXES

    The entities included in Centennial Broadcasting are taxed as pass-through entities. Therefore, the income taxes are the responsibility of the individual shareholders.

(j) CONCENTRATION OF CREDIT RISK

    The Company's revenues and trade accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast markets, primarily Las Vegas, New Orleans and Vero Beach. The Company's management performs ongoing credit evaluations of customers financial condition and, generally, requires no collateral from its customers. Credit losses have been within management's expectations, and allowances for any anticipated uncollectable receivables are maintained.

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)

(k) MANAGEMENT'S ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Those amounts are inherently subject to change and actual results could differ from those estimates.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                       DECEMBER 31,                ESTIMATED
                                              -----------------------------      USEFUL LIVES
                                                 1999               2000            (YEARS)
                                              -----------       -----------       -----------
    Buildings and leasehold improvements      $   183,874       $   187,288            5 - 40
    Equipment                                   4,762,402         4,974,804            5 - 15
    Construction in progress                       37,631             1,621              --
                                              -----------       -----------
                                                4,983,907         5,163,713
      Less accumulated depreciation              (860,183)       (1,406,929)
                                              -----------       -----------
                                              $ 4,123,724       $ 3,756,784
                                              ===========       ===========

    Depreciation expense was approximately $511,000 and $557,000 for the years ended December 31, 1999 and 2000, respectively.

(4) INTANGIBLE ASSETS

    Intangible assets consists of the following:

                                                       DECEMBER 31,                  ESTIMATED
                                              -------------------------------       USEFUL LIVES
                                                  1999               2000              (YEARS)
                                              ------------       ------------       ------------
    FCC licenses                              $ 52,676,561       $ 52,676,561                 40
    Goodwill                                    12,932,980         12,932,980                 40
    Non-compete agreements                          86,758            130,092                  5
    Deferred loan costs                          1,550,416          1,550,416                  5
                                              ------------       ------------
                                                67,246,715         67,290,049
      Less accumulated amortization             (3,509,244)        (5,484,044)
                                              ------------       ------------
                                              $ 63,737,471       $ 61,806,005
                                              ============       ============

     Amortization expense was approximately $1,969,000 and $1,975,000 for the years ended December 31, 1999 and 2000, respectively.

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)

(5) LONG-TERM DEBT

    On December 24, 1998 the Company entered into a subordinated loan agreement with American Capital Strategies, Ltd. in the amount of $15,000,000. The note bore interest at 18% per annum. Interest was to be paid currently at 6% in 1999, 8% in 2000, 10% in 2001, 12% in 2002 and 14% in 2003. The noncurrent interest was converted to payment-in-kind notes, which bore interest at 18% per annum. The subordinated note and the payment-in-kind notes were due together with all unpaid interest on December 31, 2003. The loan agreement with American Capital Strategies, Ltd. contained affirmative covenants, negative covenants and financial covenants restricting certain activities of the Company.

    The Company had a $4,000,000 revolving line of credit, with Wachovia Bank, N.A. bearing interest at the London Interbank Offering Rate ("LIBOR") plus 2.625% (9.2456% as of December 31, 2000), which was secured by substantially all assets of the Company. Borrowings on the line of credit were $1,500,000 and $2,500,000 at December 31, 1999 and 2000, respectively. Interest was payable monthly with the outstanding principal amount due and payable in full on December 31, 2003.

    The Company had a $20,000,000 term loan with Wachovia Bank, N.A., bearing interest at LIBOR plus 2.125% (8.7456% as of December 31, 2000), which was secured by substantially all assets of the Company. The interest rate spread was based on the Company's leverage ratio at the end of each quarter. Interest was payable monthly with principal payments commencing on September 30, 2000 through the final maturity on December 31, 2003. The loan agreement with Wachovia Bank, N.A. contained affirmative covenants, negative covenants and financial covenants restricting certain activities of the Company.

    On January 31, 2001, all outstanding long-term debt and accrued interest was paid in full.

(6) EMPLOYEE BENEFIT PLANS

    The Company maintains a 401(k) plan in which substantially all employees who have met certain age requirements may participate. Employee contributions to the 401(k) plan are limited to a percentage of their compensation and are matched 50% by the Company up to a maximum of 4% of the employee's annual salary. Company contributions were approximately $101,000 and $111,000 for the years ended December 31, 1999 and 2000, respectively.

(7) SELF-INSURED MEDICAL PLAN

    The Company has a self-insured medical plan for its employees. Stop-loss insurance has been purchased to supplement the Plan, which will reimburse the Company for individual claims exceeding $10,000 annually, or aggregate claims exceeding approximately $75,000 for the period from July 1 to December 31, 1999.

(8) SALE OF INTANGIBLE ASSET

    On August 24, 1998, the Company sold the intellectual property of KQOL-FM, Las Vegas, Nevada to Jacor Broadcasting, Inc. The intellectual property included the call letters, the music format and programming contracts. The sales price of the intellectual property was approximately $1,278,000 and resulted in a loss of approximately $7,000 to the Company. Additionally, the company entered into a non-compete agreement with Jacor Broadcasting, Inc., valued at approximately $1,688,000, which restricts the entertainment programming of the Company in Las Vegas. Income from the non-compete agreement is being recognized over five years, which is the term of the agreement.

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES

    The Company routinely enters into contractual agreements having terms of one year or more in connection with its broadcasting and other business activities. Information about certain contracts that represent significant future commitments on the part of the Company follows:

    The Company leases office space and certain broadcasting and office equipment under long-term leases. Rent expense charged to operating costs and expenses totaled approximately $695,000 and $705,000 for the years ended December 31, 1999 and 2000, respectively. The Company's commitments as of December 31, 2000 for future minimum rents under leases with initial noncancelable terms in excess of one year total approximately $2,144,000 and are payable as follows: $521,000 in 2001, $425,000 in 2002, $417,000 in 2003,
$308,000 in 2004, $185,000 in 2005, and $288,000 thereafter.

    In the normal course of business, the Company has long-term contractual commitments to major broadcast ratings organizations that provide monthly ratings services, contractual agreements for broadcasting and consulting and other contractual agreements for goods and services. As of December 31, 2000 the aggregate amount of such contracts was approximately $1,099,000 and is payable as follows: $631,000 in 2001, $321,000 in 2002, $111,000 in 2003 and $36,000 in
2004.

    Centennial Broadcasting Nevada, Inc. has a potential tax exposure related to a built-in gain of $13,029,250. The built-in gain originated from the purchase of the stock of Nevada Radio, Inc. (the previous owners of KJUL-FM) in June 1997 and its election of S Corporation status. The built-in gain is subject to federal income tax at the rate of 35% for a period ending ten years after stock acquisition. If a disposition of these assets occurred during this period whereby the built-in gain would be required to be recognized, Centennial Broadcasting Nevada, Inc. would be liable for taxes in the amount of approximately $4,560,000. It is management's intention not to cause an event to occur that would result in the realization of this potential tax liability. The built-in gain is not expected to be recognized as a result of the sale to Beasley FM Acquisition Corp.

(10) RELATED PARTY TRANSACTIONS

    In 1999, the Company paid chairman fees in the amount of $40,000 to the two shareholders of Centennial Broadcasting Nevada, Inc.

                          BEASLEY BROADCAST GROUP, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000

                                                              ACTUAL
                                                ---------------------------------
                                                   BEASLEY
                                                  BROADCAST          CENTENNIAL           PRO FORMA
                                                 GROUP, INC.        BROADCASTING         ADJUSTMENTS        PRO FORMA (1)
                                                -------------       -------------       -------------       -------------
Current assets:
    Cash and cash equivalents                   $   5,742,628       $   1,622,989       $  (4,908,628)      $   2,456,989
    Accounts receivable, net                       18,712,862           2,947,119            (211,305)         21,448,676
    Trade sales receivable                            843,843             135,829                  --             979,672
    Other receivables                                 980,504                  --                  --             980,504
    Prepaid expenses and other                      2,249,615           1,049,636              (6,031)          3,293,220
    Deferred tax assets                               176,000                  --                  --             176,000
                                                -------------       -------------       -------------       -------------
      Total current assets                         28,705,452           5,755,573          (5,125,964)         29,335,061
Property and equipment, net                        15,619,688           3,756,784           1,918,216          21,294,688
Notes receivable from related parties               4,990,480                  --                  --           4,990,480
Intangibles, net                                  164,893,584          61,806,005          46,018,995         272,718,584
Other investments                                   1,523,729                  --                  --           1,523,729
Other assets                                        2,425,631              15,423              (4,398)          2,436,656
                                                -------------       -------------       -------------       -------------
      Total assets                              $ 218,158,564       $  71,333,785       $  42,806,849       $ 332,299,198
                                                =============       =============       =============       =============

Current liabilities:
    Current installments of long term debt      $       8,352       $   4,750,000          (4,750,000)      $       8,352
    Accounts payable                                2,355,006              89,611              (5,962)          2,438,655
    Accrued expenses                                6,986,006             602,045             (74,276)          7,513,775
    Trade sales payable                               798,198              29,216                  --             827,414
                                                -------------       -------------       -------------       -------------
      Total current liabilities                    10,147,562           5,470,872          (4,830,238)         10,788,196

Long term debt, less current installments         103,478,405          35,778,306          77,721,694         216,978,405
Non-compete agreement                                      --             900,085            (900,085)                 --
Deferred tax liabilities                           25,575,000                  --                  --          25,575,000
                                                -------------       -------------       -------------       -------------
      Total liabilities                           139,200,967          42,149,263          71,991,371         253,341,601
Common stock                                           24,273                 751                (751)             24,273
Additional paid-in capital                        106,633,932           8,740,928          (8,740,928)        106,633,932
Accumulated deficit                               (27,700,608)         (2,843,121)          2,843,121         (27,700,608)
Members' equity                                            --          23,285,964         (23,285,964)                 --
                                                -------------       -------------       -------------       -------------
Total equity                                       78,957,597          29,184,522         (29,184,522)         78,957,597
                                                -------------       -------------       -------------       -------------
      Total liabilities and equity              $ 218,158,564       $  71,333,785       $  42,806,849       $ 332,299,198
                                                =============       =============       =============       =============


(1) Includes the net effect of the acquisition as if the transaction had taken place on December 31, 2000.

                          BEASLEY BROADCAST GROUP, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000

                                                             ACTUAL
                                                 ---------------------------------
                                                    BEASLEY
                                                   BROADCAST          CENTENNIAL           PRO FORMA
                                                  GROUP, INC.        BROADCASTING         ADJUSTMENTS        PRO FORMA (1)
                                                 -------------       -------------       -------------       -------------
Net revenues                                     $ 106,153,640       $  18,179,364       $  (1,482,017)      $ 122,850,987
                                                 -------------       -------------       -------------       -------------
Costs and expenses:
    Program and production                          27,919,127           3,580,249             (82,331)         31,417,045
    Sales and advertising                           28,208,358           6,875,263            (893,916)         34,189,705
    Station general and administrative              15,597,101           2,553,375            (219,731)         17,930,745
    Corporate general and administrative             3,991,535           1,229,585                  --           5,221,120
    Equity appreciation rights                       1,173,759                  --                  --           1,173,759
    Format change expenses                           1,545,547                  --                  --           1,545,547
    Depreciation and amortization                   17,409,162           2,531,699           5,602,468          25,543,329
                                                 -------------       -------------       -------------       -------------
      Total costs and expenses                      95,844,589          16,770,171           4,406,490         117,021,250
                                                 -------------       -------------       -------------       -------------
        Operating income                            10,309,051           1,409,193          (5,888,507)          5,829,737
Other income (expense):
    Interest expense                                (8,812,564)         (5,168,830)         (3,840,233)        (17,821,627)
    Unrealized loss on investment                   (2,400,000)                 --                  --          (2,400,000)
    Other non-operating expenses                      (310,754)            (29,934)                 --            (340,688)
    Interest income                                    446,197              58,218                  --             504,415
    Other non-operating income                         168,383              19,421                  --             187,804
                                                 -------------       -------------       -------------       -------------
        Loss before income taxes                      (599,687)         (3,711,932)         (9,728,740)        (14,040,359)
Income tax expense (benefit)                        28,998,000                  --          (4,526,459)         24,471,541
                                                 -------------       -------------       -------------       -------------
        Net loss                                 $ (29,597,687)      $  (3,711,932)      $  (5,202,281)      $ (38,511,900)
                                                 =============       =============       =============       =============
Basic and diluted net loss per share             $       (1.26)                N/A                 N/A       $       (1.64)
                                                 =============       =============       =============       =============
Basic and diluted common shares outstanding         23,506,091                 N/A                 N/A          23,506,091
                                                 =============       =============       =============       =============

(1) Includes the net effect of the acquisition as if the transaction had taken place on January 1, 2000.

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements reflect the results of operations and financial position of Beasley Broadcast Group, Inc. after giving effect to the February 1, 2001 acquisition of the interests in Centennial Broadcasting which owned KJUL-FM, KSTJ-FM and KKLZ-FM in Las Vegas and WBYU-AM, WRNO-FM and KMEZ-FM in New Orleans for an aggregate purchase price of approximately $113.5 million.

     The unaudited pro forma condensed consolidated financial statements are based on Beasley Broadcast Group, Inc.'s historical consolidated financial statements and Centennial Broadcasting's historical combined financial statements.

     In the opinion of management, all adjustments necessary to fairly present this pro forma financial information have been made.

(1)  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)  VERO BEACH OPERATIONS

     On January 1, 2001, Centennial Broadcasting, LLC distributed all of the assets and liabilities related to the radio stations located in Vero Beach, Florida to its members. Accordingly, Beasley Broadcast Group, Inc. eliminated these assets and liabilities as of December 31, 2000.

(b)  WORKING CAPITAL

     The pro forma adjustments reflect the cash acquisition of substantially all of Centennial Broadcasting's non-cash working capital remaining after the distribution of the assets and liabilities related to the radio stations located in Vero Beach, Florida to Centennial Broadcasting's members on January 1, 2001.

(c)  PROPERTY AND EQUIPMENT AND INTANGIBLES

     The pro forma adjustments reflect the preliminary allocation of the $113.5 million purchase price to property and equipment and intangible assets.

(d)  LONG-TERM DEBT

     The pro forma adjustments reflect the $113.5 million draw from Beasley Broadcast Group, Inc.'s credit facility and the repayment of all of Centennial Broadcasting's long-term debt.

(2)  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a)  VERO BEACH OPERATIONS

     Due to the distribution of all assets and liabilities related to the radio stations located in Vero Beach, Florida to Centennial Broadcasting's members on January 1, 2001, Beasley Broadcast Group, Inc. eliminated the operating results from these radio stations for the year ended December 31, 2000.

                        CENTENNIAL BROADCASTING, LLC AND
                      CENTENNIAL BROADCASTING NEVADA, INC.

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(b)  DEPRECIATION AND AMORTIZATION

     Depreciation and amortization for the acquisition was based on preliminary allocations of the $113.5 million purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. The estimated useful life for intangible assets will not exceed 15 years.

(c)  INTEREST EXPENSE

     The interest rate applied to the amounts borrowed under Beasley Broadcast Group, Inc.'s credit facility was 7.9375%, which represents the interest rate charged on the credit facility as of December 31, 2000.

(d)  INCOME TAXES

     The tax rate applied to the pro forma loss before income taxes was 38.62%. The pro forma income tax benefit was reduced by non-deductible depreciation and amortization of assets acquired from Centennial Broadcasting.

     The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Beasley Broadcast Group, Inc.


By:     /s/ GEORGE G. BEASLEY
        ------------------------------------
Name:   George G. Beasley
Title:  Chairman of the Board and Chief Executive Officer


By:     /s/ CAROLINE BEASLEY
        ------------------------------------
Name:   Caroline Beasley
Title:  Vice President, Chief Financial Officer, Secretary,
        Treasurer and Director


Date:  April 6, 2001